UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 10, 2013 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 10, 2013, athenahealth, Inc. (“athenahealth”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”) as Administrative Agent, Swing Line Lender, and Letter of Credit Issuer; the other lenders party thereto from time to time; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement provides for a $325 million senior credit facility consisting of a $200 million unsecured term loan facility and $125 million unsecured revolving credit facility. athenahealth may increase the senior credit facility up to an additional $100 million, subject to certain conditions including obtaining lender commitments. The proceeds of the senior credit facility may be used (1) to refinance existing indebtedness, including indebtedness under the current revolving credit facility described in Item 1.02, (2) to finance the acquisition of the real estate commonly known as the “Arsenal on the Charles” described in Item 2.01, and (3) for working capital and other general corporate purposes, including, without limitation, investments, share repurchases, and other restricted payments permitted under the Credit Agreement.
At athenahealth’s option, any loan under the senior credit facility (other than swing line loans) will bear interest at a rate equal to (i) the British Bankers Association London Interbank Offered Rate (“LIBOR”) plus an interest margin based on athenahealth’s consolidated leverage ratio, or (ii) the base rate (which is the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus 0.50%, and (c) one month LIBOR plus 1.00%) plus an interest margin based on athenahealth’s consolidated leverage ratio. athenahealth will pay a commitment fee during the term of the Credit Agreement, which varies between 0.20% and 0.40% based on athenahealth’s consolidated leverage ratio.
The senior credit facility matures on May 10, 2018, although athenahealth may prepay the senior credit facility in whole or in part at any time without premium or penalty, and the unutilized portion of the commitments may be irrevocably reduced or terminated by athenahealth in whole or in part without penalty or premium.
The obligations of athenahealth under the Credit Agreement and all related documents are jointly and severally guaranteed by athenahealth MA, Inc.; Proxsys LLC; Healthcare Data Services LLC; Epocrates, Inc.; Athena Arsenal, LLC; and athenahealth’s other domestic subsidiaries, excluding athenahealth Security Corporation and any other subsidiary that does not meet certain financial materiality thresholds.
The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants, including, without limitation, certain covenants and limitations regarding liens, investments, indebtedness, fundamental changes, dispositions, restricted payments, changes in the nature of business, transactions with affiliates, and burdensome agreements. athenahealth is also required to maintain compliance with a consolidated fixed charge coverage ratio, a consolidated leverage ratio, and a consolidated senior leverage ratio, each measured quarterly. athenahealth may not permit: (i) the consolidated fixed charge coverage ratio to be less than 1.50 to 1.00; (ii) the consolidated leverage ratio to be greater than 4.00 to 1.00; and (iii) the consolidated senior leverage ratio (a) occurring prior to January 1, 2014, to be greater than 3.25 to 1.00 and (b) occurring on or after January 1, 2014, to be greater than 3.00 to 1.00.
The Credit Agreement contains customary events of default, including, without limitation, nonpayment of principal, interest, fees, or other amounts; failure to perform or observe covenants within a specified period of time; inaccuracy of representations and warranties; cross-default to other indebtedness with a principal amount of $15 million or more; bankruptcy and insolvency defaults (with a grace period for involuntary proceedings); inability to pay debts; monetary and nonmonetary judgment defaults; ERISA defaults; invalidity of loan and collateral documents defaults; and change of control defaults. Upon the occurrence and continuance of an event of default, the lenders may declare the loans and all the other obligations under the Credit Agreement immediately due and payable.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which athenahealth intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Item 1.02	Termination of a Material Definitive Agreement.
On May 10, 2013, athenahealth borrowed funds under the senior credit facility described in Item 1.01 and prepaid in full all indebtedness under its current revolving credit facility pursuant to a credit agreement, dated October 20, 2011, with Bank of America as Administrative Agent, Swing Line Lender, and Letter of Credit Issuer; the other lenders party thereto from time to time; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC as Joint Lead Arrangers and Joint Book Managers (the “Prior Credit Agreement”). The Prior Credit Agreement was terminated as a result of the full prepayment of indebtedness thereunder on May 10, 2013.
To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 1.02 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On May 10, 2013, athenahealth, through its wholly owned subsidiary Athena Arsenal, LLC (“Athena Arsenal”), completed the acquisition of the real estate commonly known as the Arsenal on the Charles, located in Watertown, Massachusetts, pursuant to the terms of the Purchase and Sale Agreement with President and Fellows of Harvard College (“Harvard”), dated as of December 5, 2012, as amended by the First Amendment on March 12, 2013 (the “P&S”). Athena Arsenal acquired (i) the real property in Watertown, Massachusetts consisting of approximately 29 acres, together with all building improvements and fixtures located thereon and all right, title, and interest in and to the buildings and/or appurtenances belonging to such land; (ii) all tangible personal property owned by Harvard used in the ownership, operation, and maintenance of the real property; (iii) Harvard’s interest as landlord in all leases for tenants of the real property; (iv) service, supply, maintenance, utility, and commission agreements, all equipment leases, and all other contracts relating to the property; and (v) any licenses, permits, and other written authorizations necessary or useful for the use, operation, or ownership of the real property (collectively, the “Property”). The purchase price for the Property was $168.5 million and is subject to certain adjustments and prorations. athenahealth borrowed funds from the senior credit facility described in Item 1.01 to finance the purchase of the Property.
Prior to completion of the acquisition of the Property, athenahealth leased its headquarters located at 311 Arsenal Street, Watertown, Massachusetts, pursuant to a Lease dated November 8, 2004, as amended, between athenahealth and Harvard. Other than with respect to the Lease, there is no material relationship between athenahealth or any of its affiliates and Harvard.
The foregoing summary of the P&S does not purport to be complete and is qualified in its entirety by reference to the full text of the P&S, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 10, 2013, athenahealth borrowed $200 million under the unsecured term loan facility and $50 million under the unsecured revolving credit facility described in Item 1.01. The proceeds of these loans were used to refinance existing indebtedness under the current revolving credit facility described in Item 1.02 and to finance the acquisition of the Property described in Item 2.01.
To the extent applicable, the information set forth under Items 1.01, 1.02 and 2.01 of this Current Report on Form 8-K are hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(1)
athenahealth intends to file the financial statements relating to the acquisition of the Property described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information.

(1)
athenahealth intends to furnish pro forma financial information relating to the acquisition of the Property described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description
10.1
Purchase and Sale Agreement by and between athenahealth, Inc. and President and Fellows of Harvard College, dated December 5, 2012 (incorporated by reference to Exhibit 10.29 of athenahealth, Inc.’s Annual Report on Form 10-K, filed with the Commission on February 11, 2013).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
May 16, 2013	/s/ TIMOTHY M. ADAMS
Timothy M. Adams
CFO & SVP

EXHIBIT INDEX

Exhibit No.	Description
10.1
Purchase and Sale Agreement by and between athenahealth, Inc. and President and Fellows of Harvard College, dated December 5, 2012 (incorporated by reference to Exhibit 10.29 of athenahealth, Inc.’s Annual Report on Form 10-K, filed with the Commission on February 11, 2013).